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                                                                     Exhibit 5.1


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                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form F-10 of our report dated February 27, 2002, except as to Note 1 to the consolidated financial statements and Notes 11 and 17 to the financial statement schedule, which are as of April 25, 2002, respectively, relating to the financial statements and financial statement schedule of The Thomson Corporation (the "Corporation") and our Comments by Auditors for United States of America Readers on Canada - United States of America Reporting Differences dated February 27, 2002, except as to Note 1 to the consolidated financial statements and Notes 11 and 17 to the financial statement schedule, which are as of April 25, 2002, respectively, which appear in such Registration Statement.

We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial and Operating Data" in such Registration Statement.



/S/ PRICEWATERHOUSECOOPERS LLP
CHARTERED ACCOUNTANTS

Toronto, Canada
May 16, 2002